UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RAINBOW CORAL CORP.

(Exact name of registrant as specified in its charter)

Florida	27-3247562
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

495 Grand Boulevard, Suite 206
Miramar Beach, Florida	32550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 269-7230

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-169554

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, par value $0.0001 per share, is incorporated by reference to the Prospectus contained in Registrant’s Registration Statement on Form S-1, No. 333-169554 and Amendment No. 4 thereto filed with the Commission on September 23, 2010 and December 17, 2010, respectively. Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

1.         A copy of the certificate for the security being registered is included as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, No. 333-169554, filed with the Commission on September 23, 2010, which exhibit is incorporated herein by reference.

2.         Articles of Incorporation of Rainbow Coral Corp. is included as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, No. 333-169554, filed with the Commission on September 23, 2010, which exhibit is incorporated herein by reference.

3.         Bylaws of Rainbow Coral Corp. is included as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, No. 333-169554, filed with the Commission on September 23, 2010, which exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAINBOW CORAL CORP.

Date: October 2, 2013	By: /s/ Patrick Brown
Patrick Brown
Chief Executive Officer